UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________________

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1933

Date of Report (Date of earliest event reported): January 4, 2016

OWENS REALTY MORTGAGE, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-54957	46-0778087

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2221 Olympic Boulevard
Walnut Creek, California	94595

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (925) 935-3840

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of President and Chief Executive Officer

On January 4, 2016, William C. Owens resigned as President and Chief Executive Officer of Owens Realty Mortgage, Inc. (the “Company”) effective immediately. Mr. Owens will continue as an executive of the Company as its Chairman of the Board of Directors (the “Board”).

Appointment of President and Chief Executive Officer.

On January 4, 2016, the Board of the Company appointed Bryan H. Draper as Chief Executive Officer and President of the Company, effective immediately.  Mr. Draper, age 58, has served as the Company’s Secretary and Treasurer since the Company’s inception in 2012, as the Company’s Chief Financial Officer since January 2013, and as a member of the Company’s Board since May 20, 2013.  He has also been Chief Financial Officer and Corporate Secretary of the Company’s manager, Owens Financial Group, Inc. (the “Manager”) since December 1987 and a member of the Board of Directors of the Manager since January 1997. Mr. Draper resigned his positions as Chief Financial Officer, Treasurer and Secretary of the Company upon his appointment as CEO and President of the Company.

Appointment of Chief Financial Officer and Treasurer.

On January 4, 2016, the Board of the Company appointed Melina A. Platt as Chief Financial Officer and Treasurer of the Company, effective immediately.  Ms. Platt, age 49, has been the Controller of the Manager since May 1998.  Ms. Platt is a certified public accountant and is responsible for all accounting, finance, and regulatory agency filings of the Company. Ms. Platt was previously a Senior Manager with KPMG LLP.

There is no arrangement or understanding between either of Mr. Draper or Ms. Platt and any other person pursuant to which he or she was appointed as an officer of the Company.  There are also no family relationships between Mr. Draper or Ms. Platt and any director or executive officer of the Company.

The Company’s officers are not employees of the Company and do not receive direct compensation for services rendered to the Company.  Rather, they are employees of the Manager and are compensated by the Manager. Outside of the fees and compensation paid to the Manager by the Company and other transactions between the Manager and the Company as reported in the “Related Party Transactions” section of the Company’s Proxy Statement on Schedule 14A, as filed with the SEC on April 22, 2015, which disclosure is incorporated herein by this reference, Mr. Draper, who has an ownership interest in the Manager did not have any direct or indirect material interests in any transaction with the Company or in any currently proposed transaction to which the Company is a party. Ms. Platt did not have any direct or indirect material interests in any transaction with the Company or in any currently proposed transaction to which the Company is a party.

On January 6, 2016, the Company issued a press release announcing, among other things, the appointments of Mr. Draper and Ms. Platt to their new offices. The Company will conduct an investor conference call to discuss the press release on Thursday, January 7, 2016, at 10:30 a.m. PT / 1:30 p.m. ET.  Instructions on how to participate in the conference call are contained in the press release, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Forward-Looking Statements

This Current Report (including information included or incorporated by reference herein) contains “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements about the Company's plans, strategies, prospects, and anticipated events, including the transactions or other items discussed in this Current Report, are based on current information, estimates, and projections; they are subject to risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as "expect," "target," "assume," "estimate," "project," "budget," "forecast," "anticipate," "intend," "plan," "may," "will," "could," "should," "believe," "predicts," "potential," "continue," and similar expressions are intended to identify such forward-looking statements.

Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information concerning these and other risk factors is contained in the Company's most recent filings with the Securities and Exchange Commission including those appearing under the heading “Item 1A. Risk Factors” in the Company’s most recent Annual Report on Form 10-K and each subsequent Quarterly Report on Form 10-Q. All subsequent written and oral forward-looking statements concerning the Company or matters attributable to the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above.

Item 9.01                      Financial Statements and Exhibits

(d) Exhibits:
Exhibit No.	Description

99.1	Press Release dated January 6, 2016.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OWENS REALTY MORTGAGE, INC.,
a Maryland corporation

Dated:   January 6, 2016                                               By: /s/ Bryan H. Draper
Name:  Bryan H. Draper
Title:    President and Chief Executive Officer

EXHIBIT INDEX
Exhibit No.	Description

99.1	Press Release dated January 6, 2016.